EXHIBIT 23.2


                         Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135



December  3,  2002

U.S.  Securities  and  Exchange  Commission
Division  of  Corporation  Finance
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Re:     American  Fire  Retardant  Corp.  -  Form  S-8

Gentlemen:

     I have acted as counsel to American Fire Retardant Corp., a Nevada corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 20,000,000 shares of its common stock, $0.001 par value per share, which are issuable pursuant to the Company's Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2002 No.
3. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                                    Very  truly  yours,

                                                    /s/  Norman  T.  Reynolds

                                                    Norman  T.  Reynolds


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